Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for
Tender of All Outstanding
4.33% Notes Series A due 2009
in Exchange for
4.33% Notes Exchange Series A due 2009
of
PPL CAPITAL FUNDING, INC.
Fully and Unconditionally Guaranteed as to
Payment of Principal and any Interest and Premium by
PPL Corporation

Registered holders of outstanding 4.33% Notes Series A due 2009 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 4.33% Notes Exchange Series A due 2009 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to JPMorgan Chase Bank (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or hand delivery to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Prospectus.

The Exchange Agent is:

JPMORGAN CHASE BANK

By Registered or Certified Mail:	By Hand:	By Courier:

JPMorgan Chase Bank Institutional Trust Services P.O. Box 2320 Dallas, TX 75221-2320 Attention: Frank Ivins	JPMorgan Chase Bank
Institutional Trust Services Window
4 New York Plaza, 1st Floor
New York, NY 10004-2413

By Facsimile:
Attention: Frank Ivins
(214) 468-6494

To Confirm by Telephone:
(214) 468-6464

For Information, call:
	(800) 275-2048	JPMorgan Chase Bank Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attention: Frank Ivins

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

      The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                     , 2004 of PPL Capital Funding, Inc. (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

	Name and Address of	Certificate Number(s)
	Registered Holder as	of Outstanding Notes
	it Appears on the	Tendered (or	Principal Amount
	Outstanding Notes	Account Number at	of Outstanding
Name of Tendering Holder	(Please print)	Book-Entry Facility)	Bonds Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or agent’s message in lieu thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)
Area Code and Telephone No.:

Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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